Exhibit 99.1

Verano Continues Florida Retail Expansion with the Opening of MÜV Apopka, the Company’s 71st Florida Dispensary and 133rd Retail Location Nationwide

●	MÜV Apopka is located at 3301 East State Road 436, a busy thoroughfare with an average daily traffic count of 48,500 vehicles[1]
●	The dispensary is located in Orange County, a growing region with a population of over 1.4 million[2]
●	Verano’s active operations span 13 states, comprised of 133 dispensaries and 14 cultivation and processing facilities with more than 1 million square feet of cultivation capacity

CHICAGO, October 5, 2023 – Verano Holdings Corp. (CSE: VRNO) (OTCQX: VRNOF) (“Verano” or the “Company”), a leading multi-state cannabis company, today announced the opening of MÜV Apopka on Friday, October 6, the Company’s 71st Florida dispensary and 133rd retail outlet nationwide. MÜV Apopka is located at 3301 East State Road 436, and will be open Monday through Saturday from 9 a.m. to 7 p.m. and Sunday from 11 a.m. to 5 p.m., local time.

According to Florida’s Office of Medical Marijuana Use, there are currently over 848,000 qualified medical cannabis patients in the state. Florida medical cannabis sales are projected to potentially reach $2.6 billion by 2027, as reported by MJBiz Factbook 2023.

“Opening MÜV Apopka strengthens our robust Orlando area footprint, allowing us to serve the region’s growing patient population as we continue expanding our operations across Florida,” said John Tipton, President of the Southern Region. “Our sixth Orange County MÜV dispensary adds another convenient location for the central Florida medical cannabis community to experience our patient-centric hospitality and access our extensive variety of high quality cannabis products. We are excited to open our doors in this wonderful community, and look forward to welcoming area patients at MÜV Apopka for years to come.”

As a demonstration of Verano’s commitment to provide a convenient and reliable experience for Florida patients, MÜV dispensaries feature online menus for effortless browsing of their extensive, award-winning product selection, including the Company’s signature Verano Reserve, MÜV and Sweet Supply flower, Encore edibles, On the Rocks concentrates and extracts, and Savvy flower and extracts. The Company also offers one-on-one virtual and in-store consultations at no cost to patients and provides patient-centric concierge services via phone, email, web chat and text to address patient questions and inquiries. For additional convenience and accessibility, patients can choose to order ahead at muvfl.com or through the MÜV mobile application available in the Google Play and Apple App stores for express in-store pickup.

MÜV’s comprehensive product selection includes edibles, chocolates and lozenges, flower, pre-rolls, an array of vaporizer pens, concentrates, metered-dose inhalers, topicals and oral sprays; along with patented encapsulation formulations in its EnCaps™ capsules, tinctures, 72-hour transdermal patches and transdermal gels.

1 Florida Department of Transportation

2 U.S. Census Bureau

For more information about the MÜV Apopka medical cannabis dispensary, visit muvfl.com.

About Verano

Verano Holdings Corp. (CSE: VRNO) (OTCQX: VRNOF), one of the U.S. cannabis industry’s leading companies based on historical revenue, geographic scope and brand performance, is a vertically integrated, multi-state operator embracing a mission of saying Yes to plant progress and the bold exploration of cannabis. Verano offers a superior cannabis shopping experience in medical and adult use markets under the Zen Leaf™ and MÜV™ dispensary banners and produces a comprehensive suite of high-quality, regulated cannabis products sold under its diverse portfolio of trusted consumer brands including Verano™, MÜV™, Savvy™, BITS™, Encore™, and Avexia™. Verano’s active operations span 13 U.S. states, comprised of 14 production facilities with over 1,000,000 square feet of cultivation capacity. Learn more at www.verano.com.

Contacts:

Media

Verano

Grace Bondy

Senior Manager, Communications

Grace.Bondy@verano.com

Investors

Verano

Julianna Paterra, CFA

Vice President, Investor Relations

Julianna.Paterra@verano.com

Forward Looking Statements

This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking statements are not representative of historical facts or information or current condition, but instead represent only the Company’s beliefs regarding future events, plans or objectives, many of which, by their nature, are inherently uncertain and outside of the Company’s control. Generally, such forward-looking statements can be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, “budget”, “future”, “scheduled”, “estimates”, “forecasts”, “projects” “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or may contain statements that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “will continue”, “will occur” or “will be achieved”. Forward-looking statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors which may cause actual events, results, performance, or achievements of the Company to be materially different from future events, results, performance, and achievements expressed or implied by forward-looking statements herein, including, without limitation, the risk factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2022 filed with the U.S. Securities and Exchange Commission at www.sec.gov. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not undertake to update any forward-looking information or forward-looking statements that are contained or referenced herein, except as may be required in accordance with applicable securities laws. All subsequent written and oral forward-looking information and statements attributable to the Company or persons acting on its behalf is expressly qualified in its entirety by this notice regarding forward-looking information and statements.

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